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                                                                     EXHIBIT 8.1

                                 July 16, 2001



Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, California 94303


Ladies and Gentlemen:

     We have acted as counsel to Sun Microsystems, Inc. a Delaware corporation ("Sun") in connection with the proposed issuance of Sun common stock in exchange for exchangeable shares (the "Exchangeable Shares") issued by one of Sun's Canadian subsidiaries, 514713 N.B., Inc. The proposed issuance of Sun common stock and proposed transactions incident thereto are described in the Registration Statement on Form S-3 (the "Registration Statement") of Sun. This opinion is being rendered pursuant to the requirements of Item 16 of Form S-3 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that: (i) the exchange of Exchangeable Shares for Sun common stock will occur in the manner contemplated by the Registration Statement and in accordance with the provisions of the Certificate of Incorporation of 514713 N.B., Inc., (ii) original documents submitted to us (including signatures thereto) are authentic, documents submitted to us as copies conform to the original documents, and that all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and
(iii) all covenants contained in the Certificate of Incorporation of 514713 N.B., Inc. are performed without waiver or breach of any material provision thereof.

     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Income Tax Considerations Regarding Our Common Stock and the Exchange of Exchangeable Shares," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax considerations generally applicable to the ownership of Sun common stock and the transfer of Exchangeable Shares in exchange for Sun common stock. Because this opinion is being delivered prior to the Effective Time of the Merger and prior to the transfer of Exchangeable Shares in exchange for Sun common stock, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of ownership of Sun common stock or the transfer of Exchangeable Shares in exchange for Sun common stock or that contrary positions may not be taken by the Internal Revenue Service. No opinion is expressed as to any federal income tax consequences of ownership of Sun common stock or the transfer of Exchangeable Shares in exchange for Sun common stock except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion would be adversely affected and should not be relied upon.

     This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the ownership of Sun common stock or the transfer of Exchangeable Shares in exchange for Sun common stock, and any amendment thereto. In giving this consent, we do not thereby admit that
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Sun Microsystems, Inc.
July 16,2001
Page 2


we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                 Very truly yours,



                                 WILSON SONSINI GOODRICH & ROSATI
                                 Professional Corporation

                                 /s/ Wilson Sonsini Goodrich & Rosati